Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements listed below of Marathon Oil Corporation of our reports dated February 18, 2003, relating to the financial statements and financial statement schedule, which appear in this Form 10-K:

On Form S-3:		Relating to:

File No.	33-57997	Dividend Reinvestment Plan
	333-88947	Dividend Reinvestment and Direct Stock Purchase Plan
	333-88797	Marathon Oil Corporation Debt Securities, Preferred Stock and Common Stock
	333-99223	Marathon Oil Corporation Debt Securities, Common Stock, Preferred Stock, Warrants, Stock Purchase Contracts/Units and Preferred Securities
	333-99223-01	Marathon Financing Trust I
	333-99223-02	Marathon Financing Trust II

On Form S-8:		Relating to:

File No.	33-41864	1990 Stock Plan
	33-56828	Marathon Oil Company Thrift Plan
	333-29699	1990 Stock Plan
	333-29709	Marathon Oil Company Thrift Plan
	333-52751	1990 Stock Plan
	333-86847	1990 Stock Plan
	333-55902	Non-Officer Restricted Stock Plan

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

March 10, 2003